UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2010

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 17, 2010, YTB International, Inc. (the “Company”) executed a First Amendment to Loan Modification, Renewal, and Extension Agreement (the “First Amendment”) with FH Partners LLC (“FH Partners”) relating to the Company’s headquarters located in Wood River, Illinois.  The First Amendment modifies the Loan Modification, Renewal, and Extension Agreement entered into with FH Partners on September 29, 2009 (the “Loan Agreement”), which was subsequently amended under the terms of an extension agreement with FH Partners entered into on April 22, 2010 (the “Extension”).  The Company has previously disclosed the terms of the Loan Agreement, including the related promissory note (the “Note”) and mortgage (the “Mortgage”), and the Extension.

In consideration for the First Amendment, the Company paid the sum of ten dollars to FH Partners.  The First Amendment extends the maturity date of the Loan Agreement to August 31, 2010.  In addition, the Company agreed to release FH Partners from all liabilities and causes of action, known and unknown, which may be related to the Loan Agreement, as amended.  All other terms and provisions of the Loan Agreement, Note, Mortgage and Extension remain unchanged.

A copy of the First Amendment is filed hereto as Exhibit 10.1 and incorporated herein by reference.  The foregoing summary of the First Amendment is qualified in its entirety by reference to such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 above is incorporated under this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

No.	Description
10.1	First Amendment to Loan Modification, Renewal and Extension Agreement between YTB International, Inc. and FH Partners, LLC executed June 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: June 23, 2010	By:	/s/ Robert M. Van Patten
Name: Robert M. Van Patten
Title: Chief Executive Officer and Interim Chief Financial Officer

EXHIBIT INDEX

No.	Description

10.1	First Amendment to Loan Modification, Renewal and Extension Agreement between YTB International, Inc. and FH Partners, LLC executed June 17, 2010